Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On May 12, 2021, SugarMade, Inc. (the “Company”, “Sugarmade”, “we”, “us”, “our”) entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”) by and between Lemon Glow Corporation, a California corporation (“Lemon Glow”), Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”) and Ryan Santiago (the “Shareholder Representative”), pursuant to which, on May 25, 2021 and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Lemon Glow, with Lemon Glow being the surviving corporation (the “Merger”). As a result of the Merger, Lemon Glow became a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed combined financial statements give effect to the Merger and were prepared in accordance with U.S. generally accepted accounting principles in the United States, or U.S. GAAP.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Merger took place on March 31, 2021 and combines the historical balance sheets of the Company and Lemon Glow as of March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2020 and the periods ended March 31, 2021 assumes that the Merger took place as of July 1, 2019 and July 1, 2020, respectively, and combines the historical results of the Company and Lemon Glow for the year ended June 30, 2020 and for the period ended March 31, 2021, respectively. Lemon Glow’s unaudited condensed financial statements as of and for the period ended March 31, 2021 are included herien. The Company’s consolidated balance sheet and consolidated statement of operations information was derived from its audited consolidated financial statements as of and for the year ended June 30, 2020 included in its Annual Report on Form 10-K as filed with the SEC on October 16, 2020 and its unaudited condensed consolidated financial statements as of and for the nine months ended March 31, 2021 included in its Quarterly Report on Form 10-Q for the nine months ended March 31, 2021 as filed with the SEC on May 19, 2021. The condensed combined balance sheet and statements of operations information of Merger Sub and Lemon Glow have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position of results of operations in future periods or the results that actually would have been realized had the Company and Lemon Glow been a combined company during the specified period. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Company’s and Lemon Glow’s audited financial statements for the year ended June 30, 2020, and the Company’s and Lemon Glow’s unaudited condensed financial statements for the periods ended March 31, 2021.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2021

	Lemon Glow Company	Sugarmade Inc.	Pro Forma Merger Adjustment		Pro Forma Combined
Assets
Current assets:
Cash	18,211	269,885	280,000	a	568,096
Accounts receivable, net	-	75,040	-		75,040
Inventory, net	-	692,460	-		692,460
Loan receivables, current	-	-	-		-
Loan receivables - related party, current	-	208,931	-		208,931
Other current assets	-	1,066,597	-		1,066,597
Right of use asset, current	-	237,556	-		237,556
Total current assets	18,211	2,550,469	280,000		2,848,680
Noncurrent assets:
Machinery and Equipment, net	87,645	390,189	-		477,834
Land Improvements, net	341,681	-	-		341,681
Estate Property - Land	1,922,376	-	-		1,922,376
Intangible asset, net	-	14,578	10,572,600	e	10,587,178
Goodwill			573,000	f	573,000
Other assets	-	-	-		-
Loan receivables - related party, noncurrent	-	196,000	-		196,000
Right of use asset, noncurrent	-	549,261	-		549,261
Investment to Indigo Dye	-	564,819	-		564,819
Total noncurrent assets	2,351,702	1,714,847	11,145,600		15,212,149
Total assets	2,369,913	4,265,316	11,425,600		18,060,829

Liabilities and Stockholders’ Deficiency
Current liabilities:
Note payable due to bank	-	25,982	-		25,982
Accounts payable and accrued liabilities	85,157	1,753,855	-		1,839,012
Customer deposits	400,000	660,268	-		1,060,268
Customer overpayment	-	53,183	-		53,183
Unearned revenue	-	9,379	-		9,379
Other payables	-	812,069	-		812,069
Accrued interest	3,500	515,767	-		519,267
Accrued compensation and personnel related payables	-	-	-		-
Notes payable - Current	-	20,000	-		20,000
Notes payable - Related Parties, Current	-	15,427	-		15,427
Lease liability - Current	-	231,305	-		231,305
Loans payable - Current	113,891	350,221	-		464,112
Loan payable - Related Parties, Current	-	238,150	-		238,150
Convertible notes payable, Net, Current	-	1,982,902	-		1,982,902
Derivative liabilities, net	-	2,723,899	-		2,723,899
Due to related parties	4,244	-	-		4,244
Warrants liabilities	-	24,216	-		24,216
Shares to be issued	-	136,577	-		136,577
Total curent liabilities	606,792	9,553,200	-		10,159,992
Non-Current liabilities:
Note Payable	1,381,593	-	3,976,000	b	5,357,593
Loans payable	54,408	366,495	-		420,903
Lease liability	-	591,116	-		591,116
Total liabilities	2,042,793	10,510,811	3,976,000		16,529,604

Stockholders’ deficiency:
Preferred stock, $0.001 par value, 10,000,000 shares authorized 1,541,500 and 3,541,500 shares issued outstanding at March 31, 2021 and June 30, 2020		1,542	5,600	d	7,142
Common stock, $0.001 par value, 1,990,000,000 shares authorized, 4,718,104,197 and 1,763,277,230 shares issued and outstanding at March 31, 2021 and June 30, 2020, respectively	394,773	4,718,105	660,571	c	5,773,449
Additional paid-in capital		63,095,927	6,783,429	cd	69,879,356
Share to be issued, Preferred stock		(1)			(1)
Common Stock Subscribed		236,008			236,008
Accumulated deficit	(67,653)	(74,350,923)	-		(74,418,576)
Total stockholders’ deficiency	327,120	(6,299,342)	7,449,600		1,477,378
Non-Controlling Interest	-	53,847	-		53,847
Total stockholders’ deficiency	327,120	(6,245,495)	7,449,600		1,531,225
Total liabilities and stockholders’ deficiency	2,369,913	4,265,316	11,425,600		18,060,829

The accompanying notes are an integral part of these condensed consolidated financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended March 31, 2021

	Lemon Glow Company	Sugarmade Inc.	Pro Forma Merger Adjustment	Pro Forma Combined
Revenues, net	$-	$2,851,822	$-	$2,851,822
Cost of goods sold	-	1,502,247	-	1,502,247
Gross profit	-	1,349,575	-	1,349,575

Selling, general and administrative expenses	11,256	1,446,038	-	1,457,294
Advertising and Promotion Expense	-	378,068	-	378,068
Marketing and Research Expense	-	364,580	-	364,580
Professional Expense	4,136	756,444	-	760,580
Salaries and Wages	7,080	368,616	-	375,696
Stock Compensation Expense	-	82,250	-	82,250
Loss from operations	(22,472)	(2,046,421)	-	(2,068,893)

Non-operating income (expense):
Other income	-	5,099	-	5,099
Gain in loss of control of VIE	-	313,928	-	313,928
Interest expense	(45,181)	(1,920,660)	-	(1,965,841)
Bad debts	-	(133,235)	-	(133,235)
Change in fair value of derivative liabilities	-	506,559	-	506,559
Warrant Expense	-	55,695	-	55,695
Loss on notes conversion	-	-	-	-
Loss on settlement	-	(80,000)	-	(80,000)
Gain on asset disposal	-	-	-	-
Amortization of debt discount	-	(2,605,144)	-	(2,605,144)
Debt forgiveness	-	-	-	-
Other expenses	-	(55,054)	-	(55,054)
Total non-operating expenses, net	(45,181)	(3,912,812)	-	(3,957,993)
Equity Method Investment Loss	-	(2,114)	-
Net loss	$(67,653)	$(5,961,347)	$-

Less: net loss attributable to the noncontrolling interest	$-	$(48,756)	$-	(48,756)
Net loss attributable to SugarMade Inc.	$(67,653)	$(5,912,591)	$-	$(48,756)

Basic net income (loss) per share	$-	$(0.00)	$-	$(0.00)
Diluted net income (loss) per share	$-	$(0.00)	$-	$(0.00)

Basic and diluted weighted average common shares outstanding *	0	3,247,070,176	0	3,247,070,176

* Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share

The accompanying notes are an integral part of these condensed consolidated financial statements

Unaudited Pro Forma Condensed Combined Statements of of Operations

As of June 30, 2020

	Lemon Glow Company	Sugarmade Inc.	Pro Forma Merger Adjustment	Pro Forma Combined

Revenues, net	$-	$4,354,102	$-	$4,354,102

Cost of goods sold	-	2,851,940	-	2,851,940

Gross profit	-	1,502,162	-	1,502,161.64

Selling, general and administrative expenses	-	13,620,529	-	13,620,529

Loss from operations	-	(12,118,367)	-	(12,118,367)

Non-operating income (expense):
Other income	-	3,064	-	3,064
Interest expense	-	(1,613,044)	-	(1,613,044)
Bad debts	-	(240,157)	-	(240,157)
Change in fair value of derivative liabilities	-	(1,442,295)	-	(1,442,295)
Warrant Expense	-	(119,526)	-	(119,526)
Gain on debt conversion	-	(184,626)	-	(184,626)
Loss on settlement	-	(393,135)	-	(393,135)
Loss on asset disposal	-	(119,044)	-	(119,044)
Amortization of debt discount	-	(3,823,500)	-	(3,823,500)
Debt forgiveness	-	590,226	-	590,226
Miscellaneous	-	(7,201)	-	(7,201)
Impairment Loss	-	(2,066,958)	-	(2,066,958)
Other expenses	-	-	-	-

Total non-operating expenses, net	-	(9,416,195)	-	(9,416,195)

Net loss	$-	$(21,534,562)	$-	$(21,534,562)

Less: net loss attributable to the noncontrolling interest	-	(195,416)	-	(195,416)

Net loss attributable to SugarMade Inc.	$-	$(21,339,146)	$-	$(21,339,146)

Basic net income (loss) per share	$-	$(0.02)	$-	$(0.02)
Diluted net income (loss) per share	$-	$(0.02)	$-	$(0.02)

Basic and diluted weighted average common shares outstanding *	0	958,183,933	0	958,183,933

* Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share

The accompanying notes are an integral part of these condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On May 12, 2021, SugarMade, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between Carnaby Spot Bay Corp, a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Lemon Glow Company, a California corporation (the “Lemon Glow”) and Ryan Santiago (the “Shareholder Representative”).

Pursuant to the Merger Agreement, the parties to the Merger Agreement agreed that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub would merge with and into Lemon Glow (the “Merger”) at which time the separate corporate existence of Merger Sub would cease, with Lemon Glow being the surviving corporation in the Merger.

As consideration for the Merger, Company agreed to provide to the shareholders of Lemon Glow (the “Lemon Glow Shareholders”), at the closing of the Merger (the “Closing”):

(i)	cash consideration of $4,256,000, consisting of:

a.	$280,000 in cash; and
b.	$3,976,000 via the issuance of promissory notes to Lemon Glow Shareholders, which each bear interest at the rate of 5% per year 36 monthly payments commencing on June 15, 2021 (each, a “Note” and collectively the “Notes”); and

(ii)	660,571,429 shares of common stock of the Company, par value $0.001 (the “Company Common Stock”); and
(iii)	2,000,000 shares of Series B Preferred Stock of the Company (the “Series B Stock”).

The individual items of consideration above are referred to collectively as the “Merger Consideration”.

The Closing of the Merger was subject to certain customary closing conditions, including, but not limited to, (i) the adoption and approval of the Merger Agreement by the board of directors and the holders of the outstanding shares of common stock, par value $0.001, of Lemon Glow (“Lemon Glow Common Stock”); (ii) the adoption and approval of the Merger Agreement by the board of directors of the Company, as well as the shareholder of the Merger Sub (which is the Company); and (iii) that no judgment or law is in effect that enjoins, makes illegal or otherwise prohibits the consummation of the Merger by either party, or, specifically for Lemon Glow, any such judgment, law, or contract that would restrict the business activities of Lemon Glow. Moreover, each party’s obligations to consummate the Merger are subject to certain other conditions, including (a) the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions); (b) the other party’s compliance in all material respects with its obligations under the Merger Agreement; and (c) the absence of any pending claim, proceeding or other action by a governmental authority that seeks to prevent, prohibit or make illegal the consummation of the Merger and the absence of any effect, change, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) that is continuing.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature. Until the earlier of the termination of the Merger Agreement or the Closing of the Merger, Lemon Glow agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other operating covenants and to not take certain specified actions prior to the consummation of the Merger, as set forth more fully in the Merger Agreement. In addition, the Lemon Glow agreed not to initiate, solicit or knowingly encourage takeover proposals from third parties.

On May 24, 2021, the parties to the Merger Agreement entered into an Amendment to the Merger Agreement in response to certain comments issued to the parties by the State of California on the Merger Agreement.

The Closing of the Merger occurred in accordance with the terms of the Merger Agreement, as amended, on May 25, 2021.

2.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of Lemon Glow as a direct result of the merger as follows:

a.	To reflect the purchase consideration of $280,000 cash;
b.	To reflect the purchase consideration of $3,976,000 via the issuance of promissory notes to Lemon Glow Shareholders, which each bear interest at the rate of 5% per year 36 monthly payments commencing on June 15, 2021;
c.	To reflect the purchase consideration of 660,571,429 shares of common stock of the Company, par value $0.001;
d.	To reflect the purchase consideration of 2,000,000 shares of Series B Preferred Stock of the Company;
e.	To reflect the fair value of the cannabis cultivation license acquired in the acquisition;
f.	To reflect the fair value of the assemble workforce and goodwill acquired in the acquisition.